Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EnXnet, Inc. (the “Registrant”) on Form 10-Q for the quarter ending September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Ryan Corley, CEO and Stephen J. Hoelscher, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 14, 2018	By:	/s/Ryan Corley
Date:	November 14, 2018	By:	Ryan Corley, Chief Executive Officer and President /s/Stephen J. Hoelscher
Stephen J. Hoelscher, Chief Financial Officer